                                                                    Exhibit 23.1

                              [Letterhead of KPMG]

The Board of Directors
LaSalle Re Holdings Limited

We consent to incorporation by reference in the registration statement (No. 333-64543) on Form S-3 and registration statements (No. 333-38653) and (No. 333-38655) on Forms S-8 of LaSalle Re Holdings Limited of our report dated October 26, 1998, except as to Note 2(p), which is as of July 13, 2000, relating to the consolidated balance sheet of LaSalle Re Holdings Limited and subsidiaries as of September 30, 1998, and the related consolidated statements of operations and comprehensive income, changes in shareholders' equity and cash flows for each of the years in the two-year period ended September 30, 1998, and all related schedules, which report appears in the amended annual report on Form 10-K/A for the year ended September 30, 1999 of LaSalle Re Holdings Limited, and to the reference to our firm under the heading "Experts".

/s/ KPMG

Hamilton, Bermuda
Chartered Accountants
August 22, 2000